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                                                                    Exhibit 10.2

                            SHARE EXCHANGE AGREEMENT

         This Share Exchange Agreement ("Agreement") is entered into as of August 1, 2000, by Copyright Control Services, Inc., a Delaware corporation ("CCS"), the shareholders of CCS listed on the attached SCHEDULE A (individually, a "CCS Shareholder" and collectively, the "CCS Shareholders") and Sunhawk.com Corporation, a Washington corporation ("Sunhawk").

                                    RECITALS

         A. Sunhawk wishes to acquire from the CCS Shareholders, on the terms and conditions set forth in this Agreement, all of the issued and outstanding shares of CCS.

         B. Together, the CCS Shareholders are the owners of 8,616,366 shares of common stock and 1,252,884 shares of preferred stock of CCS as shown on SCHEDULE A (the "CCS Shares"), which CCS Shares represent all issued and outstanding capital stock of CCS.

         C. The CCS Shareholders desire to exchange the CCS Shares for a total of 1,950,938 shares of the common stock of Sunhawk (the "Sunhawk Shares") so as to accomplish and effect a share exchange under the Business Corporation Act of the State of Washington.

         D. It is the intent of the parties that the share exchange qualify as a corporate reorganization under Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended (the "Code") and applicable British law.

         Accordingly, the parties agree as follows:

1.       SHARE EXCHANGE; ESCROW.

         1.1 EXCHANGE OF CCS SHARES. Subject to the terms and conditions of this Agreement, at the Effective Time (as defined below), the CCS Shares owned by each CCS Shareholder shown on SCHEDULE A shall automatically be exchanged for the right to receive that number of the Sunhawk Shares determined by application of the Exchange Ratio described in Section 1.3 (the "Share Exchange"). At the Effective Time and upon the effectiveness of the Share Exchange, Sunhawk shall be deemed to the holder of record of all the CCS Shares, and CCS shall continue to be governed by the laws of the State of Delaware.

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         1.2 ARTICLES OF SHARE EXCHANGE. The Share Exchange shall be effectuated at the Effective Time pursuant to Articles of Share Exchange ("Articles of Share Exchange") filed in accordance with applicable provisions of the Washington Business Corporation Act. The Articles of Share Exchange shall be filed with the Washington Secretary of State together with any other filings or recordings required by Washington law in connection with the Share Exchange as soon as practicable after the Closing (as defined below). The term "Effective Time" as used in this Agreement means the time at which the Share Exchange becomes effective under the laws of the State of Washington.

         1.3 EXCHANGE RATIO. At the Effective Time, each of the CCS Shares issued and outstanding immediately prior to the Effective Time shall, by virtue of the Share Exchange and without any action on the part of the CCS Shareholders, automatically be exchanged for that number of Sunhawk Shares determined by mutual agreement of the CCS Shareholders prior to Closing (the "Exchange Ratio"). Each certificate evidencing ownership of the CCS Shares outstanding immediately prior to the Effective Time shall, immediately after the Effective Time, be exchanged for a certificate or certificates evidencing ownership of the applicable number of the Sunhawk Shares. At the Closing, 825,000 shares of the common stock of Sunhawk (the "Closing Shares") identical to the currently issued and outstanding shares of Sunhawk common stock (the "Common Stock") shall be delivered to the CCS Shareholders. The balance of 1,125,938 Sunhawk Shares shall be Class A Common Stock (the "Class A Common Shares" or the "Escrowed Shares"), which shall be identical to the Common Stock except that (i) the voting rights associated with the Class A Common Shares shall equal 0.05 votes per share, (ii) upon liquidation the Class A Common Shares shall equal 0.05 shares of Common Stock, and (iii) the Class A Common Shares shall be convertible into shares of the Common Stock, on a share for share basis, upon their release from escrow in accordance with the terms and conditions of the contingent share escrow agreements in the forms attached as SCHEDULES 1.3.1 and 1.3.2 (the "Contingent Share Escrow Agreements").

         1.4 OPTIONS AND WARRANTS. At its option, exercised in writing prior to the Closing, Sunhawk may elect to adopt and assume the CCS 1999 Stock Option Plan and any of the outstanding options to purchase the common stock of CCS shown on SCHEDULE 4.3 (the "CCS Options"), converted at the Exchange Ratio into options to purchase shares of Common Stock, in which event such options shall continue in effect after the Closing in accordance with their original vesting schedules. In the event such option is not exercised by Sunhawk as to any or all of the CCS Options, any CCS Options not so assumed and converted, and all warrants listed on SCHEDULE

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4.3, shall vest immediately prior to Closing as set forth in the applicable option and warrant agreements.

         1.5 HOLDBACK. Sunhawk shall retain 100,000 of the Closing Shares (the "Holdback Shares") until the earlier of 120 days from the Closing Date or completion of a CCS audit (either, the "Disposal Date") performed by Ernst and Young (the "Post-Closing Audit"). On the Disposal Date, Holdback Shares with an aggregate fair market value, as of the Disposal Date, equal to any Excess Liabilities identified in the Post-Closing Audit shall be released to Sunhawk. "Excess Liabilities" shall mean the amount by which the liabilities identified in the Post-Closing Audit exceeds the liabilities identified in the attached
SCHEDULE 1.5, which schedule shall be updated by CCS as of the Closing and delivered to Sunhawk at Closing. The Warranting Shareholders shall be jointly and severally liable for any Excess Liabilities remaining after release of all of the Holdback Shares to Sunhawk. Any of the Holdback Shares remaining after the Disposal Date shall be retained by Sunhawk for an additional 60 days. To the extent that Sunhawk identifies a breach of the representations and warranties set forth in Section 4 during the period beginning on the Closing Date and ending 180 days thereafter (the "Holdback Period"), Sunhawk shall provide written notice of such breach to the CCS Shareholders, which notice shall include a description of the breach and the dollar amount of damages sustained by Sunhawk as a result of such breach (a "Breach Notice"). If the CCS Shareholders do not dispute a Breach Notice in a writing delivered to Sunhawk within 30 days after their receipt of a Breach Notice, Holdback Shares with an aggregate fair market value, as of the date of the Breach Notice, equal to the amount of damages claimed in the Breach Notice shall be released to Sunhawk. If any CCS Shareholder disputes a Breach Notice, the dispute shall be submitted to arbitration in accordance with Section 9.14 of this Agreement. Any Holdback Shares remaining upon expiration of the Holdback Period shall be released to the CCS Shareholders in proportion to their interests in the Sunhawk Shares, except for that number of Holdback Shares sufficient to satisfy claims made in any Breach Notice delivered to the CCS Shareholders prior to the expiration of the Holdback Period.

2.       CLOSING AND CLOSING DOCUMENTS.

         2.1 DATE, TIME AND PLACE OF CLOSING. The Share Exchange contemplated by this Agreement shall take place at a closing (the "Closing") to be held at the offices of The Otto Law Group, PLLC, 999 Third Avenue, Suite 3210, Seattle, Washington 98104, on a date and at a time convenient to the parties. The date on which the Closing occurs is referred to in this Agreement as the "Closing Date."

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         2.2 CCS SHAREHOLDERS CLOSING DOCUMENTS. At the Closing, the CCS
Shareholders shall deliver or cause to be delivered to or at the direction of Sunhawk the following documents (collectively, the "CCS Shareholders Closing Documents"):

                  2.2.1 CCS SHARE CERTIFICATES. Certificates, executed in blank by the CCS Shareholders, or accompanied by assignments separate from certificate executed by the CCS Shareholders, representing all of the CCS Shares;

                  2.2.2 ESCROW STOCK POWERS. Stock powers in favor of
Sunhawk executed by the CCS Shareholders and representing all of the Escrowed Shares;

                  2.2.3 CONTINGENT SHARE ESCROW AGREEMENTS. The Contingent Share Escrow Agreements, executed by (a) all of the CCS Shareholders except @Visory, LLC, and (b) @Visory, LLC;

                  2.2.4 REGISTRATION RIGHTS AGREEMENT. A Registration Rights Agreement giving the CCS Shareholders "piggyback" registration rights with regard to their Sunhawk Shares in the form attached as SCHEDULE 2.2.4 (the "Registration Rights Agreement"), executed by all CCS Shareholders except the CCS Management Holders described in Section 5.9;

                  2.2.5 SERVICES AGREEMENT. A Services Agreement in a form mutually acceptable to Sunhawk and @Visory LLC (the "Services Agreement"), executed by @Visory, LLC;

                  2.2.6 EMPLOYMENT AGREEMENTS. Employment Agreements in a form mutually acceptable to Sunhawk and each of David Powell and Julian Searle and executed by David Powell and Julian Searle, respectively (the "Employment Agreements");

                  2.2.7 TERMINATION OF EXISTING AGREEMENTS. Terminations of the existing employment and consulting agreements listed on SCHEDULE 2.2.7, executed by David Powell, Julian Searle, @Visory LLC and CCS;

                  2.2.8 GOOD STANDING CERTIFICATES. (a) A certificate issued by the Delaware Secretary of State indicating that CCS is qualified and in good standing within such jurisdiction and (b) a certificate issued by the Companies House Registries indicating that Chinerose (identified in Section 4.4) is in good standing within such jurisdiction; and

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                  2.2.9 OTHER DOCUMENTS AND INSTRUMENTS. Such other documents and instruments as Sunhawk's counsel may deem to be necessary or advisable to effect the transactions contemplated by this Agreement.

         2.3 SUNHAWK CLOSING DOCUMENTS. At the Closing, Sunhawk shall deliver or cause to be delivered to the CCS Shareholders the following documents (collectively, the "Sunhawk Closing Documents"):

                  2.3.1 ARTICLES OF SHARE EXCHANGE. The Articles of Share Exchange, executed by Sunhawk;

                  2.3.2 SUNHAWK SHARE CERTIFICATES. One or more stock certificates in the name of each of the CCS Shareholders representing such CCS Shareholder's ownership of the Sunhawk Shares;

                  2.3.3 CONTINGENT SHARE ESCROW AGREEMENTS. The Contingent Share Escrow Agreements, executed by Sunhawk;

                  2.3.4 REGISTRATION RIGHTS AGREEMENT. The Registration Rights Agreement, executed by Sunhawk;

                  2.3.5 SERVICES AGREEMENT. The Services Agreement, executed by Sunhawk;

                  2.3.6 EMPLOYMENT AGREEMENTS. The Employment Agreements, executed by Sunhawk;

                  2.3.7 GOOD STANDING CERTIFICATE. A certificate issued by the Washington Secretary of State indicating that Sunhawk is qualified and in good standing within such jurisdiction;

                  2.3.8 SUNHAWK OFFICER'S CERTIFICATE. A certificate dated as of the Closing Date executed by a duly authorized officer of Sunhawk certifying that all necessary actions have been taken by Sunhawk's shareholders and directors to authorize the transactions contemplated by this Agreement and that all representations and warranties made by Sunhawk in this Agreement are complete and correct in all material respects as of the Closing Date as if made on the Closing Date; and

                  2.3.9 OTHER DOCUMENTS AND INSTRUMENTS. Such other documents and instruments as CCS's counsel may deem to be necessary or advisable to effect the transactions contemplated by this Agreement.

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3.       REPRESENTATIONS AND WARRANTIES OF SUNHAWK.

         Sunhawk represents and warrants to each of the CCS Shareholders that the statements contained in this Section 3 are correct and complete as of the date of this Agreement.

         3.1 ORGANIZATION OF SUNHAWK. Sunhawk is a corporation duly organized, validly existing, and in good standing under the laws of the State of Washington. Sunhawk has all the requisite power and authority to own, lease and operate all of its properties and assets and to carry on its business as currently conducted and as proposed to be conducted. Sunhawk is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it makes such licensing or qualification necessary and where the failure to be so qualified would, individually or in the aggregate, have a Material Adverse Effect upon it. As used in this Agreement, the term "Material Adverse Effect" with respect to any party, shall mean any change or effect that is reasonably likely to be materially adverse to the business, operations, properties, condition (financial or otherwise), assets or liabilities of such party and such party's subsidiaries taken as a whole.

         3.2 AUTHORIZATION. Subject to the approval of its shareholders, Sunhawk has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and the Sunhawk Closing Documents and to perform its obligations hereunder and thereunder. This Agreement constitutes, and the Sunhawk Closing Documents will constitute, valid and legally binding obligations of Sunhawk, enforceable in accordance with their respective terms and conditions.

         3.3 NONCONTRAVENTION. Neither the execution and the delivery of this Agreement or the Sunhawk Closing Documents, nor the consummation of the transactions contemplated hereby or thereby by Sunhawk, will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which Sunhawk is subject or any provision of its articles of incorporation or bylaws, or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which Sunhawk is a party or by which it is bound or to which any of its assets is subject. Sunhawk does not need to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the parties to consummate the transactions contemplated by this Agreement.

                                       6

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         3.4 LIMITED REPRESENTATIONS AND WARRANTIES. Except for the
representations and warranties of the Warranting Shareholders expressly set forth in Section 4, below, Sunhawk has not relied upon any representation and warranty made by CCS or the CCS Shareholders in making its determination to enter into this Agreement and consummate the transactions contemplated by this Agreement.

         3.5 DISCLOSURE. The representations and warranties contained in this
Section 3 do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this Section 3 not misleading.

         3.6 CAPITALIZATION. The authorized capital stock of Sunhawk consists of 30,000,000 shares of no par value common stock, of which 3,010,865 shares are issued and outstanding, and 10,000,000 shares of no par value preferred stock, none of which is issued and outstanding. All issued and outstanding shares have been duly authorized and validly issued, and are fully paid and nonassessable. All of the outstanding shares of Common Stock (and options to purchase Common Stock) and other outstanding securities of Sunhawk have been, and the Sunhawk Shares will be, duly and validly issued in compliance with federal and state securities laws. Except for this Agreement and as contemplated by this Agreement and as shown on SCHEDULE 3.6, there are no outstanding or authorized subscriptions, options, warrants, plans or, other agreements or rights of any kind to purchase or otherwise receive or be issued, or securities or obligations of any kind convertible into, any shares of capital stock or other securities of Sunhawk, and there are no dividends which have accrued or been declared but are unpaid on the capital stock of Sunhawk. There are no outstanding or authorized stock appreciation, phantom stock or similar rights with respect to Sunhawk. Sunhawk does not own, directly or indirectly, any capital stock or other equity interest in any corporation, partnership or other entity. The Closing Shares are duly authorized and, when issued in accordance with the terms and conditions of this Agreement, shall be validly issued, fully paid and nonassessable. Prior to the Closing, the Escrowed Shares will be duly authorized and, when issued in accordance with this Agreement, shall be validly issued, fully paid and nonassessable. Except as contemplated by this Agreement and the Contingent Share Escrow Agreements, the Sunhawk Shares are not subject to any preemptive rights or other similar restrictions.

         3.7 SEC REPORTS AND FINANCIAL STATEMENTS. Sunhawk has filed with the SEC, and has heretofore made available to the CCS Shareholders, complete and correct copies of all forms, reports, schedules, statements and other documents required to be filed by Sunhawk under the Securities Act of 1933, as amended (the "Securities Act"), and the Exchange Act (as such documents have been amended or supplemented since the time of their filing, collectively, the "SEC Reports"). As of

                                       7

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their respective dates, the SEC Reports (including without limitation, any financial statements or schedules included therein) (a) did not contain any untrue statement of a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading, and (b) complied in all material respects with the applicable requirements of the Securities Act and Exchange Act (as the case may be) and all applicable rules and regulations of the SEC promulgated thereunder. Each of the financial statements included in the SEC Reports has been prepared from, and is in accordance with, the books and records of Sunhawk, complies with all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, has been prepared in accordance with U.S. generally accepted accounting principles ("U.S. GAAP") applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly presents in all material respects the consolidated results of operations and cash flows (and changes in financial position, if any) of Sunhawk, as at the date(s) thereof or for the period(s) presented therein.

         3.8 NO UNDISCLOSED LIABILITIES. Except as described in the SEC Reports, Sunhawk has no debts, liabilities or obligations of any kind, whether accrued, absolute, contingent or other, whether due or to become due, except as incurred in the ordinary course of business, that could have a Material Adverse Effect on Sunhawk.

         3.9 LEGAL PROCEEDINGS, CLAIMS, ETC. There is no legal, administrative, arbitration or other action or proceeding pending against Sunhawk or any of its directors, officers, or employees. Sunhawk has not been informed of any violation or default under any laws, ordinances, regulations, judgments, injunctions, orders or decrees of any governmental authority. Except as set forth in the SEC Reports, Sunhawk is not subject to any judgment, order, injunction or decree of any court, arbitral authority or governmental authority that could have a Material Adverse Effect on Sunhawk.

         3.10 TAX TREATMENT. As of the date of this Agreement, Sunhawk has no reason to believe that the Share Exchange will not qualify as a "reorganization" within the meaning of Section 368(a) of the Code.

4.       REPRESENTATIONS AND WARRANTIES OF WARRANTING SHAREHOLDERS.

         David Powell, Julian Searle and Phillip J. Bloom (each a "Warranting Shareholder" and together the "Warranting Shareholders"), jointly and severally

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represent and warrant to Sunhawk that the statements contained in this Section 4 are correct and complete as of the date of this Agreement.

         4.1      ORGANIZATION.

                  4.1.1 CCS is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware. CCS has all the requisite power and authority to own, lease and operate all of its properties and assets and to carry on its business as currently conducted and as proposed to be conducted. CCS is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it makes such licensing or qualification necessary and where the failure to be so qualified would, individually or in the aggregate, have a Material Adverse Effect upon it.

                  4.1.2 Chinerose (identified in Section 4.4) is a corporation duly organized, validly existing, and in good standing under the laws of the United Kingdom. Chinerose has all the requisite power and authority to own, lease and operate all of its properties and assets and to carry on its business as currently conducted and as proposed to be conducted. Chinerose is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it makes such licensing or qualification necessary and where the failure to be so qualified would, individually or in the aggregate, have a Material Adverse Effect upon it.

         4.2 AUTHORIZATION OF TRANSACTION. All CCS Shareholders have full power and authority to execute and deliver this Agreement and the CCS Shareholders Closing Documents to which any CCS Shareholder is a party and to perform the CCS Shareholders' obligations hereunder and thereunder. This Agreement constitutes, and the CCS Shareholders Closing Documents will constitute, the valid and legally binding obligation of the CCS Shareholders, enforceable in accordance with their respective terms and conditions. Each CCS Shareholder severally makes the representations and warranties set forth in this Section 4.2 to Sunhawk.

         4.3 CAPITALIZATION. The authorized capital stock of CCS consists of 14,000,000 shares of common stock, of which 8,616,366 shares are issued and outstanding, and 1,300,000 shares of preferred stock, of which 1,252,884 shares are issued and outstanding. All issued and outstanding shares of CCS stock have been duly authorized and validly issued, and are fully paid and nonassessable. All of the outstanding shares of common stock (and options to purchase common stock) and other outstanding securities of CCS have been duly and validly issued in compliance with federal and state securities laws. Except as set forth in
SCHEDULE 4.3, there are no

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outstanding or authorized subscriptions, options, warrants, plans or, except for this Agreement and as contemplated by this Agreement, other agreements or rights of any kind to purchase or otherwise receive or be issued, or securities or obligations of any kind convertible into, any shares of capital stock or other securities of CCS, and there are no dividends which have accrued or been declared but are unpaid on the capital stock of CCS. There are no outstanding or authorized stock appreciation, phantom stock or similar rights with respect to CCS. The CCS Shares are duly authorized and validly issued, fully paid and nonassessable. The CCS Shares are not subject to any preemptive rights or other similar restrictions.

         4.4 SUBSIDIARIES. Except for its wholly owned subsidiary, Chinerose, Ltd., a United Kingdom corporation ("Chinerose") and for the joint venture described on SCHEDULE 4.4, CCS does not own, directly or indirectly, any capital stock or other equity interest in any corporation, partnership or other entity.

         4.5 OWNERSHIP OF CCS SHARES. Each of the CCS Shareholders owns and holds of record that number of CCS Shares shown on SCHEDULE A. Each CCS Shareholder has good title to such CCS Shareholder's CCS Shares, free and clear of all claims, charges, liens and other encumbrances. Except as set forth on
SCHEDULE 4.5, each CCS Shareholder has full power over such CCS Shareholder's CCS Shares, subject to no proxy, shareholders' or voting agreement.

         4.6 NONCONTRAVENTION. Neither the execution and the delivery of this Agreement or the CCS Shareholders Closing Documents, nor the consummation of the transactions contemplated hereby or thereby, by CCS or such CCS Shareholder will
(i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which CCS or such CCS Shareholder is subject, or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which CCS or such CCS Shareholder is a party or by which CCS or such CCS Shareholder is bound or to which CCS or any of such CCS Shareholder's assets is subject. Neither CCS nor such CCS Shareholder needs to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the parties to consummate the transactions contemplated by this Agreement.

         4.7 FINANCIAL STATEMENTS AND FINANCIAL CONDITION. Attached as SCHEDULE
4.7 are the following financial statements: (a) for CCS (i) its unaudited consolidated balance sheet as of July 24, 2000, and the related unaudited consolidated statements of

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income and retained earnings and of cash flows, and (ii) its unaudited consolidated balance sheet as of December 31, 1999 and the related unaudited consolidated statements of income and retained earnings and of cash flows for the period ended December 31, 1999, and (b) for Chinerose the audited financial statements of Chinerose for the period ended August 31, 1999 (collectively, the "Financial Statements"). The Financial Statements, including any related notes and schedules, have been prepared in accordance with U.S. GAAP consistently applied, are based on the books, records and work papers of CCS or Chinerose, as the case may be, and present fairly the financial position of CCS and Chinerose as of the dates of such statements and the results of operations for the periods covered by such statements, subject to normal year-end adjustments and the absence of footnotes.

         4.8 ABSENCE OF MATERIAL CHANGE. Since July 24, 2000, there has been no change in the business, operations, financial condition or liabilities of CCS or Chinerose that would result in a Material Adverse Effect on CCS or Chinerose.

         4.9 LITIGATION. There are no actions, suits, claims, inquiries, proceedings or investigations before any court, tribunal, commission, bureau, regulatory, administrative or governmental agency, arbitrator, body or authority pending or, to the knowledge of such Warranting Shareholder, threatened against CCS or Chinerose which would reasonably be expected to result in any liabilities, including defense costs, in excess of $50,000 U.S. in the aggregate. Neither CCS or Chinerose is the named subject of any order, judgment or decree and is not in default with respect to any such order, judgment or decree.

         4.10 TAXES AND TAX RETURNS. Except as shown on SCHEDULE 4.10, CCS and Chinerose have timely and correctly filed tax returns and reports (collectively, "Returns") required by applicable law to be filed (including, without limitation, estimated tax returns, income tax returns, excise tax returns, sales tax returns, use tax returns, property tax returns, franchise tax returns, information returns and withholding, employment and payroll tax returns) and all such returns were (at the time they were filed) correct in all material respects, and have paid all taxes, levies, license and registration fees, charges or withholdings of any nature whatsoever reflected on such Returns to be owed and which have become due and payable except for any that is being contested in good faith. The unpaid U.S. Federal income taxes, interest and penalties of CCS do not exceed $50,000 U.S. in the aggregate.

         4.11 EMPLOYEES. SCHEDULE 4.11 is a list of all salaried persons employed by CCS and Chinerose and a description of their salaries and deferred compensation.

                  4.11.1 Except as set forth on SCHEDULE 4.11, no officer or employee of CCS or Chinerose is receiving aggregate remuneration (bonus, salary, deferred compensation and commissions) at a rate, which if annualized, would exceed $75,000 U.S. in the year 2000.

                  4.11.2 Except as set forth on SCHEDULE 4.11.2, neither CCS nor Chinerose is a party to, or bound by, any contract, arrangement or understanding (whether written or oral) with respect to the employment or compensation of any officers, employees or consultants and except as provided in this Agreement, consummation of the transactions contemplated by this Agreement will not result in any payment (whether of severance pay or otherwise) becoming due from CCS or Chinerose to any officer or employee thereof. CCS has previously delivered or made available to Sunhawk true and complete copies of all written employment, consulting and deferred compensation agreements to which CCS or Chinerose is a party.

                  4.11.3 There are not, and have not been at any time in the past three years, any actions, suits, claims or proceedings before any court tribunal, commission, bureau, regulatory, administrative or governmental agency, arbitrator, body or authority pending or, to such Warranting Shareholder's knowledge, threatened, by any employees, former employees or other persons relating to the employment practices or activities of CCS or Chinerose (except for actions which have subsequently been resolved). Neither CCS nor Chinerose is a party to any collective bargaining agreement, and no union organization efforts with respect to CCS or Chinerose are pending or, to such Warranting Shareholder's knowledge, threatened nor have any occurred during the last three years.

                  4.11.4 CCS has made available to Sunhawk true and complete copies of all personnel codes, practices, procedures, policies, manuals, affirmative action programs and similar materials of CCS and Chinerose.

         4.12     COMPLIANCE WITH APPLICABLE LAW.

                  4.12.1 CCS and Chinerose hold all licenses, certificates, franchises, permits and other governmental authorizations ("Permits") necessary for the lawful conduct of their businesses and such Permits are in full force and effect, and CCS and Chinerose are in all material respects complying therewith, except where the failure to possess or comply with such Permits would not have, in the aggregate, a Material Adverse Effect on CCS or Chinerose.

                  4.12.2 CCS and Chinerose are and for the past three years have been in compliance with all foreign, federal, state and local laws, statutes, ordinances, rules, regulations and orders applicable to the operation, conduct or ownership of their businesses or properties except for any noncompliance which is not reasonably likely to have, in the aggregate, a Material Adverse Effect on CCS or Chinerose.

         4.13 CONTRACTS AND AGREEMENTS. Except as disclosed on SCHEDULE 4.13,
(i) neither CCS nor Chinerose is a party to or bound by any commitment, contract, agreement or other instrument which involves or could involve aggregate future payments by CCS or Chinerose of more than $25,000 U.S., (ii) neither CCS or Chinerose is a party to or bound by any commitment, contract, agreement or other instrument which is material to the business, operations, properties, assets or financial condition of CCS or Chinerose, and (iii) no commitment, contract, agreement or other instrument, other than charter documents, to which CCS or Chinerose is a party or by which CCS or Chinerose is bound, limits the freedom of CCS or Chinerose to compete in any line of business or with any person. The commitments, contracts, agreements or other instruments listed on SCHEDULE 4.13 (the "Material Contracts") are valid and binding obligations and neither CCS nor Chinerose is in default therewith, except as listed on SCHEDULE 4.13 and except where any such defaults are not reasonably likely to have in the aggregate a Material Adverse Effect on CCS or Chinerose.

         4.14     AFFILIATE TRANSACTIONS.

                  4.14.1 Except as disclosed on SCHEDULE 4.14, and except as specifically contemplated by this Agreement, neither CCS nor Chinerose has engaged in, and is not currently obligated to engage in (whether in writing or orally), any transaction with any Affiliated Person (as defined below) involving aggregate payments by or to CCS or Chinerose of $25,000 U.S. or more.

                  4.14.2 For purposes of this Section 4.14, "Affiliated Person" means:

                           (a) a director, executive officer or Controlling
Person (as defined below) of CCS or Chinerose;

                           (b) a spouse of a director, executive officer or
Controlling Person of CCS or Chinerose;

                           (c) a member of the immediate family of a director,
executive officer, or Controlling Person of CCS or Chinerose who has the same home as such person;

                           (d) any corporation or organization (other than CCS
or Chinerose) of which a director, executive officer or Controlling Person of CCS or

Chinerose is a chief executive officer, chief financial officer, or a person performing similar functions or is a Controlling Person of such other corporation or organization;

                           (e) any trust or estate in which a director,
executive officer, or Controlling Person of CCS or Chinerose or the spouse of such person has a substantial beneficial interest or as to which such person or his spouse serves as trustee or in a similar fiduciary capacity; and

                           (f) for purposes of this Section 4.14, "Controlling
Person" means any person or entity which, either directly or indirectly, or acting in concert with one or more other persons or entities owns, controls or holds with power to vote, or holds proxies representing ten percent or more of the outstanding common stock or equity securities.

         4.15 LIMITED REPRESENTATIONS AND WARRANTIES. Except for the representations and warranties of the Sunhawk expressly set forth in Section 3, neither CCS nor the CCS Shareholders has relied upon any representation and warranty made by or on behalf of Sunhawk in making its determination to enter into this Agreement and consummate the transactions contemplated by this Agreement.

         4.16 DISCLOSURE. No representation or warranty made by a CCS Shareholder contained in this Agreement, and no statement contained in the Schedules delivered by CCS and the CCS Shareholders hereunder, contains any untrue statement of a material fact or omits any material fact necessary in order to make a statement herein or therein, in light of the circumstances under which it is made, not misleading.

         4.17     TITLE TO PROPERTY.

                  4.17.1 REAL PROPERTY. SCHEDULE 4.17.1 is a true and complete description of all interests in real property (other than real property security interests received in the ordinary course of business), whether owned, leased or otherwise claimed, including a list of all leases of real property, in which CCS or Chinerose has or claims an interest and any guarantees of any such leases by CCS or Chinerose. True and complete copies of such leases have previously been delivered or made available to Sunhawk, together with all amendments, modifications, agreements or other writings related thereto. Each such lease is legal, valid and binding as between CCS or Chinerose and the other party or parties thereto, and the occupant is a tenant or possessor in good standing thereunder, free of any default or breach whatsoever and quietly enjoys the premises provided for therein. CCS or Chinerose has good, valid and marketable title to all real property owned by it, free and clear of all mortgages, liens, pledges, charges or encumbrances of any nature whatsoever, except liens for current taxes not yet due and payable, and such encumbrances and imperfections of title, if any, as do not materially detract from the value of the properties and do not materially interfere with the present or proposed use of such properties or otherwise materially impair such operations. All real property and fixtures material to the business, operations or financial condition of CCS and Chinerose are in substantially good condition and repair.

                  4.17.2 ENVIRONMENTAL MATTERS. The real property owned or leased by CCS or Chinerose is not in a condition that may give rise to financial liability under any environmental laws applicable to CCS, Chinerose or such property.

         4.18 PERSONAL PROPERTY. SCHEDULE 4.18 is a true and complete list of
(i) each item of machinery, equipment, or furniture, including without limitation computers and vehicles, of CCS and Chinerose and (ii) each lease or other agreement under which any such item of personal property is leased, rented, held or operated where the current fair market value of such item is more than $1,000 U.S. CCS and Chinerose have good, valid and marketable title to all personal property owned by them, free and clear of all liens, pledges, charges or encumbrances o any nature whatsoever.

         4.19 INTELLECTUAL PROPERTY. SCHEDULE 4.19 is a true and complete list of:

                  4.19.1 All patents, patent applications, trademarks, trademark registrations, applications for trademark registration, trade names, service marks, registered Internet domain names, and other intangible property currently used, owned, or registered for use by CCS or Chinerose where the current fair market value of such item is more than $1,000 U.S.; and

                  4.19.2 All license and other agreements with respect to any of the foregoing as to which CCS or Chinerose is licensor or licensee.

                  4.19.3 There are no pending or, to such Warranting Shareholder's knowledge, threatened, claims against CCS or Chinerose by any person as to any of the items, or their use, listed in SCHEDULE 4.19 or claims of infringement by CCS or Chinerose on the rights of any person and no valid basis exists for any such claims.

         4.20 INSURANCE. SCHEDULE 4.20 is a true and complete list and a brief description (including name of insurer, agent, coverage and expiration date) of all insurance policies in force with respect to the business and assets of CCS and Chinerose. CCS and Chinerose are in compliance with all of the material provisions of their insurance policies and are not in default under any of the terms thereof. Each such policy is outstanding and in full force and effect and CCS or Chinerose is the sole beneficiary of such policies. All premiums and other payments due under any such policy have been paid or arrangements for payment are being made. CCS has previously delivered to, or made available for inspection by Sunhawk, each insurance policy to which CCS or Chinerose is a party (other than insurance policies under which CCS or Chinerose is named as a loss payee or additional insured as a result of its position as a secured lender).

         4.21 POWERS OF ATTORNEY. Neither CCS nor Chinerose has any powers of attorney outstanding other than those in the ordinary course of business with respect to routine matters.

         4.22 BANK ACCOUNTS. SCHEDULE 4.22 is a true and complete list of all bank accounts, safe deposit boxes and lock boxes of CCS and Chinerose, including, with respect to each such account and lock box: (a) identification of all authorized signatories; (b) identification of the business purpose of such account or lock box, including identification of any accounts or lock boxes representing escrow funds or otherwise subject to restriction; and (c) identification of the amount on deposit on the date indicated.

         4.23 CUSTOMERS/SUPPLIERS. SCHEDULE 4.23 is a true and complete list of:

                  4.23.1 Chinerose's ten largest customers in terms of sales during 1998 and 1999, showing the approximate total sales by Chinerose to each such customer during each of such years; and

                  4.23.2 The ten largest suppliers of Chinerose in terms of purchases during 1998 and 1999, showing the approximate total purchase by Chinerose from each such supplier during each of such years.

         4.24 PRODUCT CLAIMS. No product or service liability claim is pending against CCS or Chinerose or against any other party with respect to the products or services of CCS or Chinerose.

5.       COVENANTS OF THE PARTIES.

         5.1 CONDUCT OF THE BUSINESS OF CCS AND CHINEROSE. During the period from the date of this Agreement to the Closing Date, CCS will conduct, and will cause Chinerose to conduct, its business and engage in transactions only in the ordinary course consistent with past practice. During such period, CCS will use and will cause Chinerose to use its best efforts to (a) preserve its business organization intact, (b) keep available the present services of its employees, and (c) preserve the goodwill of its customers and others with whom business relationships exist. In addition, without limiting the generality of the foregoing, CCS agrees that from the date of this Agreement to the Closing Date, except as otherwise consented to or approved by Sunhawk in writing (which consent or approval shall not be unreasonably withheld, delayed or conditioned) or as permitted or required by this Agreement or as required by law, CCS will not and will cause Chinerose not to:

                  5.1.1 grant any severance or termination pay to or enter into or amend any employment agreement with, or increase the amount of payments or fees to, any of its employees, officers or directors other than salary increases to employees consistent with past increases;

                  5.1.2 make any capital expenditures in excess of (i) $10,000 U.S. (per project or related series of projects) or (ii) $75,000 U.S. in the aggregate, other than pursuant to binding commitments existing on the date of this Agreement and expenditures necessary to maintain existing assets in good repair;

                  5.1.3 change in any material manner pricing policies or any other material business or customer policies;

                  5.1.4 guarantee the obligations of any other person except in the ordinary course of business consistent with past practice;

                  5.1.5 acquire assets other than those necessary in the conduct of its business in the ordinary course;

                  5.1.6 sell, transfer, assign, encumber or otherwise dispose of assets with a value in excess of $50,000 U.S.;

                  5.1.7 enter into or amend or terminate any long term (one year or more) contract (including real property leases) except in the ordinary course of business consistent with past practice;

                  5.1.8 enter into or amend any contract that calls for the payment by CCS or Chinerose of $75,000 U.S. or more after the date of this Agreement or for a term exceeding two years that cannot be terminated on not more than 30 days' notice without cause and without payment or loss of any material amount as a penalty, bonus, premium or other compensation for termination;

                  5.1.9 engage or participate in any material transaction or incur or sustain any material obligation otherwise than in the ordinary course of business consistent with past practice, except the Amendment to the Consulting Agreement with @Visory LLC described on Schedule 4.13;

                  5.1.10 contribute to any benefit plans except in such amounts and at such times as consistent with past practice;

                  5.1.11 increase the number of full-time equivalent employees other than in the ordinary course of business consistent with past practice;

                  5.1.12 acquire any real property except after having followed reasonable procedures with respect to the investigation of potential environmental problems, which procedures have been approved in writing by Sunhawk (which approval shall not be unreasonably withheld, delayed or conditioned); or

                  5.1.13   agree to do any of the foregoing.

         5.2 NO SOLICITATION AND LIQUIDATED DAMAGES. During the period beginning on the date of this Agreement and ending on the Closing Date, neither CCS nor any of its directors, officers, shareholders, representatives, agents or other persons controlled by any of them, shall, directly or indirectly encourage or solicit, or hold discussions or negotiations with, or provide any information to, any persons, entity or group other than Sunhawk concerning any merger, sale of substantial assets not in the ordinary course of business, sale of shares of capital stock or similar transactions involving CCS. CCS will promptly communicate to Sunhawk the identity of any interested or inquiring party, all relevant information surrounding the interest or inquiry, as well as the terms of any proposal that it may receive in respect of any such transaction. If this Agreement is terminated by Sunhawk due to uncured breach of this Section 5.2, then Sunhawk shall be entitled to $2,500,000 U.S. from CCS as liquidated damages. Such liquidated damages shall constitute full payment and the exclusive remedy for any damages suffered by Sunhawk by reason of such breach and the terms of this Agreement. Sunhawk, CCS and the CCS Shareholders agree that actual damages would be difficult to ascertain and that $2,500,000 U.S. is a fair and equitable amount to reimburse Sunhawk for such damages and the termination of this Agreement.

         5.3      ACCESS TO PROPERTIES AND RECORDS; CONFIDENTIALITY.

                  5.3.1 CCS shall permit Sunhawk and its representatives reasonable access to its properties and shall disclose and make available to Sunhawk all books, papers and records relating to the assets, stock, ownership, properties, obligations, operations and liabilities of CCS and Chinerose, including but not limited to, all books of account (including the general ledger), tax records, minute books of directors and stockholders meetings, organizational documents, bylaws, material contracts and agreements, filings with any regulatory authority, accountants work papers, litigation files, plans affecting employees, and any other business activities or prospects in which Sunhawk may have a reasonable interest, in each case during normal business hours and upon reasonable notice. CCS shall not be required to provide access to or disclose information where such access or disclosure would jeopardize the attorney-client privilege or would contravene any law, rule, regulation, order, judgment, decree or binding agreement entered into prior to the date of this Agreement. The parties will use all reasonable efforts to make appropriate substitute disclosure arrangements under circumstances in which the restrictions of the preceding sentence apply.

                  5.3.2 All information furnished by CCS to Sunhawk or the representatives or affiliates of Sunhawk pursuant to, or in any negotiation in connection with, this Agreement shall be treated as the sole property of CCS until consummation of the Share Exchange and if the Share Exchange shall not occur Sunhawk and its affiliates, agents and advisors shall upon written request return to CCS all documents or other materials containing, reflecting, referring to such information, and shall keep confidential all such information and shall not disclose or use such information for competitive purposes. The obligation to keep such information confidential shall not apply to (i) any information which
(w) Sunhawk can establish by evidence was already in its possession (subject to no obligation of confidentiality) prior to the disclosure thereof by CCS; (x) was then generally known to the public; (y) becomes known to the public other than as a result of actions by Sunhawk or by the directors, officers, employees, agents or representatives of Sunhawk; or (z) was disclosed to Sunhawk, or to the directors, officers, employees or representatives of Sunhawk, solely by a third party not bound by any obligation of confidentiality; or (ii) disclosure in accordance with the federal securities laws, a federal banking laws, or pursuant to an order of a court or agency of competent jurisdiction.

         5.4      REGULATORY MATTERS.

                  5.4.1 The parties will cooperate with each other and use all reasonable efforts to prepare all necessary documentation, to effect all necessary filings and to obtain all necessary permits, consents, approvals, and authorizations of all third parties and governmental bodies necessary to consummate the transactions contemplated by this Agreement including, without limitation, those that may be required from the SEC, other regulatory authorities, or Sunhawk's shareholders. CCS and Sunhawk shall each have the right to review reasonably in advance all information relating to CCS or Sunhawk, as the case may be, and any of their respective subsidiaries, together with any other information reasonably requested, which appears in any filing made with or written material submitted to any governmental body in connection with the transactions contemplated by this Agreement. Sunhawk shall bear all expenses associated with SEC filings.

                  5.4.2 CCS and Sunhawk will promptly furnish each other with copies of written communications received by CCS or Sunhawk or any of their respective subsidiaries from, or delivered by any of the foregoing to, any governmental body in respect of the transactions contemplated by this Agreement.

         5.5 FURTHER ASSURANCES. Subject to the terms and conditions of this Agreement, each of the parties agrees to use all commercially reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement.

         5.6 PUBLIC ANNOUNCEMENTS. No party will issue or distribute any information to its shareholders or employees, any news releases or any other public information disclosures with respect to this Agreement or any of the transactions contemplated by this Agreement without the consent of the other parties or their designated representative, except as may be otherwise required by law.

         5.7 POST-CLOSING APPOINTMENTS. As soon as reasonable after the Closing, the Sunhawk Board of Directors shall take all actions necessary to nominate, vote, appoint or elect Paul Bandrowski, David Powell and a nominee of the CCS Shareholders acceptable to Sunhawk to the Board of Directors of Sunhawk; and Paul Bandrowski shall be appointed or elected to serve as Vice Chairman of the Board of Directors of Sunhawk.

         5.8 RESTRICTIONS ON TRANSFER. David Powell, Julian Searle and Phillip
J. Bloom shall each hold their respective shares of the Closing Shares and any Escrowed Shares released to them under an Escrow Agreement personally and shall not transfer such Sunhawk Shares for a period equal to the earlier of (i) 12 months after Closing, or (ii) the date on which Marlin Eller transfers any of his Sunhawk stock. Notwithstanding the foregoing, David Powell and Julian Searle may transfer any of their Sunhawk Shares free of the restrictions set forth in this Section 5.9 in order to comply with their guaranty obligations to the holders of CCS' Series A Preferred Stock.

         5.9 REGISTRATION, TRANSFER AND SALE RESTRICTIONS. All necessary actions practicable shall be timely taken to freely register and transfer the Common Stock, and issuable Common Stock held by Sunhawk management, including, Marlin Eller and Brent Mills, and the CCS Management Holders. Until such time as any registration, transfer, or sale rights are received by Marlin Eller, the registration, transfer and sale rights of the CCS Management Holders as to their Sunhawk Shares shall be the same as those of Marlin Eller. CCS Management Holders acknowledge that the receipt of any such registration, transfer, and sale rights does not exempt them from the applicable regulations of Rule 144. As used in this Section 5.9, "CCS Management Holders" shall mean @Visory LLC and its affiliates, including Paul Bandrowski and Duncan Shaw, David Powell, Julian Searle and Phillip J. Bloom.

6.       CONDITIONS PRECEDENT TO CCS SHAREHOLDERS' OBLIGATIONS.

         The obligations of the CCS Shareholders to consummate the transactions contemplated by this Agreement are subject to satisfaction of the following conditions at or before the Closing Date and may be waived only in writing by the CCS Shareholders:

         6.1 SUNHAWK COVENANTS, REPRESENTATIONS AND WARRANTIES. All the covenants, terms and conditions of this Agreement to be complied with or performed by Sunhawk at or before the Closing Date shall have been complied with and performed in all respects. The representations and warranties made by Sunhawk in this Agreement shall be complete and correct at and as of the Closing Date with the same force and effect as though such representations and warranties had been made at and as of the Closing Date.

         6.2 SUNHAWK'S DELIVERY OF DOCUMENTS. Sunhawk shall have duly executed and delivered, or caused to be executed and delivered, to or at the direction of the CCS Shareholders, this Agreement and the Sunhawk Closing Documents.

         6.3 SUNHAWK SHAREHOLDER APPROVAL. This Agreement shall have been approved and adopted by the affirmative votes of the holders of at least two thirds of each class of Sunhawk's outstanding capital stock.

         6.4 OTHER APPROVALS. All authorizations, consents, orders or approvals of any United Kingdom or United States federal or state governmental agency necessary for the consummation of the Share Exchange or the transactions contemplated by this Agreement (other than such actions, approvals or filings which, pursuant to the terms of this Agreement, are to take place on or after the Closing) shall have been filed, occurred or been obtained.

         6.5 NO LITIGATION. No administrative investigation, action, suit or proceeding seeking to enjoin the consummation of the transactions contemplated by this Agreement shall be pending or threatened.

         6.6 EVALUATION OF JOINT VENTURE AGREEMENT. Prior to the Closing, CCS and Sunhawk will review and evaluate the agreement described in item 2 of
SCHEDULE 4.13

(the "Joint Venture Agreement") and will reach a mutually agreeable decision to continue or terminate the Joint Venture Agreement.

         6.7 CREATION OF CLASS A COMMON SHARES. Sunhawk shall have taken all action necessary to authorize and issue the Class A Common Shares.

7.       CONDITIONS PRECEDENT TO SUNHAWK'S OBLIGATIONS.

         The obligations of Sunhawk to consummate the transactions contemplated by this Agreement are subject to satisfaction of the following conditions at or before the Closing Date and may be waived only in writing by Sunhawk:

         7.1 CCS SHAREHOLDERS' COVENANTS, REPRESENTATIONS AND WARRANTIES. All the covenants, terms and conditions of this Agreement to be complied with or performed by CCS or the CCS Shareholders on or before the Closing Date shall have been complied with and performed in all respects. The representations and warranties made by the Warranting Shareholders in this Agreement shall be complete and correct at and as of the Closing Date with the same force and effect as though such representations and warranties had been made at and as of the Closing Date.

         7.2 CCS SHAREHOLDERS' DELIVERY OF DOCUMENTS. The CCS Shareholders shall have duly executed and delivered, or caused to be executed and delivered, to Sunhawk or at its direction this Agreement and the CCS Shareholders Closing Documents.

         7.3 OTHER APPROVALS. All authorizations, consents, orders or approvals of any United Kingdom or United States federal or state governmental agency necessary for the consummation of the Share Exchange or the transactions contemplated by this Agreement (other than such actions, approvals or filings which, pursuant to the terms of this Agreement, are to take place on or after the Closing) shall have been filed, occurred or been obtained.

         7.4 SUNHAWK SHAREHOLDER APPROVAL. This Agreement shall have been approved and adopted by the affirmative votes of the holders of at least two thirds of each class of Sunhawk's outstanding capital stock.

         7.5 NO LITIGATION. No administrative investigation, action, suit or proceeding seeking to enjoin the consummation of the transactions contemplated by this Agreement shall be pending or threatened.

         7.6 EXECUTION OF AGREEMENT. Each CCS Shareholder that owns Series A Preferred Stock shall have executed this Agreement.

         7.7 EVALUATION OF JOINT VENTURE AGREEMENT. Prior to the Closing, CCS and Sunhawk will review and evaluate the Joint Venture Agreement and will reach a mutually agreeable decision to continue or terminate the Joint Venture Agreement.

         7.8 CUSTOMER CONTRACTS. All the other parties to the contracts listed at Item 7 on SCHEDULE 4.13 shall have agreed not to exercise their options to terminate such contracts following the consummation of the Share Exchange.

8.       TERMINATION.

         8.1 TERMINATION OF AGREEMENT. This Agreement shall terminate as follows:

                  (a) at any time prior to the Effective Time by the mutual written agreement of all parties;

                  (b) by Sunhawk in the event the closing price of the Common Stock on the NASDAQ Small Capitalization Market equals or exceeds $26.00 U.S. per share at any time prior to the Closing Date;

                  (c) by CCS on behalf of itself and the CCS Shareholders in the event the closing price of the Common Stock on the NASDAQ Small Capitalization Market equals or is less than $6.50 U.S. per share at any time prior to the Closing Date;

                  (d) by (i) the CCS Shareholders if the conditions set forth in
Section 6 have not been satisfied or waived by the Upset Date (defined below); or (ii) Sunhawk if the conditions set forth in Section 7 have not been satisfied or waived by the Upset Date (defined below);

                  (e) by Sunhawk, in the event of a breach of any of the representations or warranties made by the Warranting Shareholders, or covenants made by the CCS Shareholders, in this Agreement that has not been cured within 30 days after notice of such breach as delivered to CCS and the CCS Shareholders by Sunhawk;

                  (f) by CCS and the CCS Shareholders in the event of any of the representations or warranties made by Sunhawk in this Agreement that has not been cured within 30 days after notice of such breach as delivered to Sunhawk by CCS and/or the CCS Shareholders; or

                  (g) by either the CCS Shareholders or Sunhawk if the Closing shall have not occurred by September 30, 2000 (the "Upset Date") provided, however, that the right to terminate this Agreement pursuant to this clause shall not be available to any party whose failure to fulfill any obligation of this Agreement has been the cause of, or resulted in, the failure of the closing to have been effected on or prior to such date.

9.       MISCELLANEOUS.

         9.1 TAX TREATMENT BY THE PARTIES. Unless otherwise required by law, the parties shall treat the Share Exchange as a reorganization under Section 368 of the Code and applicable British law for all tax reporting purposes; furthermore, the parties shall not take, and have not taken, any action that is inconsistent with reorganization treatment under Section 368 of the Code or applicable British law.

         9.2 NO THIRD PARTY BENEFICIARIES. This Agreement shall not confer any rights or remedies upon any person or entity other than the parties and their respective successors and assigns.

         9.3 SUCCESSORS AND ASSIGNS. No party may assign either this Agreement or any of its rights, interests, or obligations under this Agreement without the prior written consent of all other parties. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties and their respective permitted successors and assigns.

         9.4 NOTICES. All notices, requests, demands, claims, consents and other communications required or permitted under this Agreement shall be in writing. Any notice, request, demand, claim , communication or consent under this Agreement shall be deemed duly given if (and shall be effective two business days after) it is sent by certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

       If to Sunhawk:                           Sunhawk.com Corporation
                                                223 Taylor Avenue N.
                                                Suite 200
                                                Seattle, WA  98109-5017

       With a copy (which shall not             The Otto Law Group
       constitute notice) to:                   999 Third Avenue, Suite 3210
                                                Seattle, WA  98105

                                                Attention:  David M. Otto

       If to CCS:                               Copyright Control Services, Inc.
                                                6 Hampton Hill Business Park
                                                219-221 High Street
                                                Hampton Hill, TW12 1NP
                                                Great Britain

       With a copy (which shall not             Perkins Coie
       constitute notice) to:                   1201 Third Avenue, Suite 4800
                                                Seattle, WA  98101
                                                Attention:  David McShea
                                                            Gail P. Runnfeldt

       If to the CCS Shareholders:              as set forth on SCHEDULE A

         9.5 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Washington without giving effect to any choice or conflict of law provision or rule (whether of the State of Washington or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Washington.

         9.6      AMENDMENTS AND WAIVERS.

                  9.6.1 Subject to subsection 9.5.2, this Agreement may be amended or waived only in writing signed by the party against which enforcement of the amendment or waiver is sought.

                  9.6.2 For the purposes of this Section 9.5, each of the CCS Shareholders appoints David Powell and Seth Elliott, or either of them acting alone, as such CCS Shareholder's attorney for the purpose of executing amendments of or waivers related to this Agreement on behalf of such CCS Shareholder, including any consents under Section 9.3.

         9.7 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations and warranties set forth in Sections 3 and 4 of this Agreement shall survive the Closing and continue in full force and effect for a period of two years after the Closing.

         9.8 SEVERABILITY. Any term or provision of this Agreement that is found to be invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of its remaining terms and provisions or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

         9.9 HEADINGS. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

         9.10 CONSTRUCTION. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean including without limitation.

         9.11 INCORPORATION OF SCHEDULES. The Schedules referred to in and/or attached to this Agreement are incorporated in this Agreement by this reference.

         9.12 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which together will constitute one and the same document. This Agreement may be executed by facsimile.

         9.13 ENTIRE AGREEMENT. This Agreement (including the Schedules referred to in and/or attached to this Agreement) constitutes the entire agreement among the parties and supersedes any prior understandings, agreements, or representations by or among the parties, written or oral (including but not limited to that certain letter of intent dated April 14, 2000, amended by Amendment #1 dated June 13, 2000) to the extent they relate in any way to the subject matter of this Agreement.

         9.14 ARBITRATION. Any controversies or claims arising out of or relating to this Agreement shall be fully and finally settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association (the "AAA Rules"), conducted by a single arbitrator either mutually agreed upon by Sunhawk and the CCS Shareholders disputing the Breach Notice or chosen in accordance with the AAA Rules, except that the parties shall have any right to discovery as would be permitted by the Federal Rules of Civil Procedure for a period of 90 days following the commencement of such arbitration, and the arbitrator shall resolve any dispute which arises in connection with such discovery. The prevailing party or parties shall be entitled to costs, expenses and attorneys' fees from the non-prevailing party or parties, and judgment upon the award rendered by the arbitrator may be entered in any court of competent jurisdiction.

                                      CCS:
                                      COPYRIGHT CONTROL SERVICES, INC.

                                      By: /s/ David Powell
                                          --------------------------------------
                                      Name:   David Powell
                                      Title:  CEO

                                      CCS SHAREHOLDERS:

                                      /s/ David Powell
                                      ------------------------------------------
                                      DAVID POWELL

                                      /s/ Julian Searle
                                      ------------------------------------------
                                      JULIAN SEARLE

                                      /s/ Phillip J. Bloom
                                      ------------------------------------------
                                      PHILLIP J. BLOOM


                                      ACTIVE RIGHTS MANAGEMENT

                                      By:  /s/ Igor Saulsky
                                          --------------------------------------
                                      Its:
                                           -------------------------------------

                                      /s/ Igor Saulsky
                                      ------------------------------------------
                                      IGOR SAULSKY

                                      TWB INVESTMENT/PARTNERSHIP

                                      By:  /s/ Robert E. Giles
                                          --------------------------------------
                                      Its:     General Partner
                                           -------------------------------------

                                      @VISORY LLC

                                      By:  /s/ Paul Bandrowski
                                          --------------------------------------
                                      Its:     Manager
                                           -------------------------------------

                                      COPYRIGHT VENTURES, LLC

         Except for                        GRG, LLC, its manager
         Section 9.6.2                By:  /s/ unclear
                                          --------------------------------------
                                      Its:     Attorney-in-fact
                                           -------------------------------------

                                      SRS VENTURES LLC

                                      By:  /s/ Steven J. Shaer
                                          --------------------------------------
                                      Its:     Member Manager
                                           -------------------------------------

                                      INTERACTIVE HOLDINGS, LLC

                                      By:  /s/ Steven J. Shaer
                                          --------------------------------------
                                      Its:     Member Manager
                                           -------------------------------------

                                      CHELSEA VENTURES LLC

                                      By:  /s/ Maurice Powell
                                          --------------------------------------
                                      Its:
                                           -------------------------------------

                                      ------------------------------------------
                                      MAURICE POWELL


                                      SUNHAWK:
                                      SUNHAWK.COM CORPORATION


                                      By:  /s/ Marlin J. Eller
                                          --------------------------------------
                                      Name:    Marlin J. Eller
                                      Title:   Chief Executive Officer